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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




        Date of Report (date of earliest event reported): August 19, 2000



                           TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)


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             CAYMAN ISLANDS                        333-75899                       N/A
    (State or other jurisdiction of               (Commission                (I.R.S. Employer
    incorporation or organization)                File Number)              Identification No.)
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                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 232-7500

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ITEM 5.  OTHER EVENTS.

         On August 19, 2000, Transocean Sedco Forex Inc., a company incorporated under the laws of the Cayman Islands (the "Company"), Transocean Holdings Inc., a Delaware corporation and direct wholly owned subsidiary of the Company ("Sub"), TSF Delaware Inc., a Delaware corporation and a direct wholly owned subsidiary of Sub ("Merger Sub"), and R&B Falcon Corporation, a Delaware corporation ("R&B Falcon"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), whereby, subject to the conditions stated therein, Merger Sub would merge with and into R&B Falcon Corporation (the "Merger"), and R&B Falcon, as the surviving corporation, would become a wholly owned subsidiary of Sub. In the merger, each share of the common stock, par value $.01 per share (the "R&B Falcon Common Stock"), of R&B Falcon issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.5 ordinary shares, par value $.01 per share (the "Company Ordinary Shares"), of the Company. The Board of Directors of the Company has unanimously approved the Merger Agreement.

         The closing of the Merger will occur on the first business day immediately following the day on which all of the conditions to the Merger contained in the Merger Agreement have been fulfilled or waived or on such other date as the Company and R&B Falcon may agree. The closing of the Merger is conditioned upon approval of the shareholders of the Company and the stockholders of R&B Falcon, customary regulatory approvals, including the expiration or termination of the waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the completion of a $105 million public offering of R&B Falcon Common Stock and the delivery of notice of partial redemption to holders of R&B Falcon's 13.875% Cumulative Redeemable Preferred Stock using the proceeds of such offering, the rating of certain debt of R&B Falcon or its affiliates as investment grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Service and other customary conditions, all as described in the Merger Agreement. A copy of the Merger Agreement is included herein as Exhibit 2.1 and a copy of the joint press release of the Company and R&B Falcon with respect to the Merger is included herein as Exhibit 99.1.

         The Merger Agreement and the joint press release are incorporated in this Item 5 by reference. The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

  ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

                  The following exhibits are filed herewith:

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       2.1        Agreement and Plan of Merger,  dated as of August 19, 2000, among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and R&B Falcon Corporation

      99.1 Joint Press Release, dated as of August 21, 2000, announcing the Agreement and Plan of Merger among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and R&B Falcon Corporation
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       TRANSOCEAN SEDCO FOREX INC.



  Date: August 21, 2000                By: /s/ ERIC BROWN
                                          --------------------------------------
                                          Eric Brown
                                          Vice President, General
                                          Counsel and Secretary


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                                 EXHIBIT INDEX



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   Exhibit No.                      Description
   ------------                     -----------
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       2.1        Agreement and Plan of Merger,  dated as of August 19, 2000, among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and R&B Falcon Corporation

      99.1 Joint Press Release, dated as of August 21, 2000, announcing the Agreement and Plan of Merger among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and R&B Falcon Corporation
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